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                                                                    EXHIBIT 24.2

                               CONSENT OF COUNSEL

                  The undersigned hereby consents to the use of our name, and the statement with respect to us appearing under the heading "Legal Matters" included in the Registration Statement.

                                                    WARREN & PEREZ

                                                    By:  /S/ Daniel F. Perez
                                                       ------------------------
                                                       Daniel F. Perez